SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant ☐

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☐Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12

Belk, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2801 West Tyvola Road

Charlotte, North Carolina 28217

April 19, 2005

Dear Stockholder:

       You are cordially invited to attend the Annual Meeting of Stockholders to be held on May 25, 2005 at 2801 West Tyvola Road, Charlotte, North Carolina 28217. The meeting will begin promptly at 11:00 a.m., local time.

       The items of business are listed in the following Notice of Annual Meeting and are more fully addressed in the Proxy Statement provided herewith.

       Please date, sign and return your proxy in the enclosed envelope to assure that your shares will be represented at the Annual Meeting even if you cannot attend. If you attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

       You are invited to attend a luncheon immediately after the Annual Meeting. Please return the enclosed RSVP form by May 16, 2005 to help us in our planning of this event.

       On behalf of your Board of Directors, thank you for your continued support and interest in Belk, Inc.

Sincerely,

Thomas M. Belk, Jr.
Chairman of the Board and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 25, 2005

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Belk, Inc. (“Belk” or the “Company”) will be held at 2801 West Tyvola Road, Charlotte, North Carolina 28217, on Wednesday, May 25, 2005, at 11:00 a.m., local time, for the following purposes:

(1)	To elect three Directors to terms expiring at the 2008 Annual Meeting of Stockholders;

(2)	To approve the material terms of the performance goals under the Company’s Annual Incentive Plan;

(3)	To approve the material terms of the performance goals under the Company’s Executive Long Term Incentive Plan; and

(4)	To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on April 1, 2005 as the record date for determining stockholders entitled to receive notice of, and to vote at, the meeting and any adjournment thereof. A list of stockholders as of the close of business on April 1, 2005 will be available at Belk’s offices for examination during normal business hours by any stockholder during the period from May 12, 2005 through the Annual Meeting.

      Your attention is directed to the Proxy Statement provided with this Notice.

By Order of the Board of Directors,

Ralph A. Pitts
Executive Vice President,
General Counsel and Secretary

Charlotte, North Carolina
April 19, 2005

      PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

BELK, INC.

2801 West Tyvola Road
Charlotte, North Carolina 28217

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 25, 2005

GENERAL INFORMATION

      This Proxy Statement and proxy card are furnished in connection with the solicitation of proxies to be voted at the 2005 Annual Meeting of Stockholders. The Annual Meeting will be held on May 25, 2005, at 11:00 a.m., local time, at 2801 West Tyvola Road, Charlotte, North Carolina 28217. The proxy is solicited by Belk’s Board of Directors. This Proxy Statement and proxy card are first being sent to Belk’s stockholders on or about April 19, 2005.

Why am I receiving this Proxy Statement and proxy card?

      You are receiving this Proxy Statement and proxy card because you own shares of Belk Class A Common Stock or Class B Common Stock. This Proxy Statement describes issues on which Belk would like you to vote at the Annual Meeting. It also gives you information on these issues so that you can make an informed decision.

Who is entitled to vote?

      Holders of Class A Common Stock and Class B Common Stock on the close of business on April 1, 2005 are entitled to receive notice of the meeting and to vote at the meeting and any adjournments or postponements of the meeting. April 1, 2005 is referred to as the record date.

To how many votes is each share of common stock entitled?

      Holders of Class A Common Stock are entitled to ten votes per share. Holders of Class B Common Stock are entitled to one vote per share. The Class A Common Stock and Class B Common Stock are together referred to as the Common Stock.

What is the difference between a stockholder of record and a stockholder who holds Common Stock in “street name?”

      If your shares are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in “street name.”

How do I vote?

      Stockholders of record may vote by mail. Simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. Stockholders also may attend the meeting and vote in person. If you hold your shares through a bank or broker, please refer to your proxy card or the information forwarded by your bank or broker to see the voting options that are available to you.

      Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares in street name, you must obtain a legal proxy from your bank or broker to be able to vote in person at the Annual Meeting.

What if I change my mind after I return my proxy?

      You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	sending written notice of revocation to Belk’s Corporate Secretary at 2801 West Tyvola Road, Charlotte, North Carolina 28217;

•	submitting a subsequent proxy with a later date; or

•	voting in person at the Annual Meeting.

Attendance at the meeting will not by itself revoke a proxy.

On what items am I voting?

      You are being asked to vote on:

•	the election of three Directors to terms expiring at the 2008 Annual Meeting of Stockholders;

•	the approval of the material terms of the performance goals under the Annual Incentive Plan; and

•	the approval of the material terms of the performance goals under the Executive Long Term Incentive Plan.

      No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.

How may I vote for the nominees for election of Director, and how many votes must the nominees receive to be elected?

      With respect to the election of Directors, you may:

•	vote FOR the election of the three nominees for Director;

•	WITHHOLD AUTHORITY to vote for one or more of the nominees and vote FOR the remaining nominees; or

•	WITHHOLD AUTHORITY to vote for the three nominees.

The three nominees receiving the highest number of affirmative votes will be elected as Directors. This number is called a plurality. A vote withheld from a nominee for Director has the same effect as a vote against the nominee.

How may I vote for the proposals to approve the material terms of the performance goals under the Annual Incentive Plan and Long Term Incentive Plan, and how many votes are required for the proposals to pass?

      With respect to the proposals to approve the material terms of the performance goals under the Annual Incentive Plan and Executive Long Term Incentive Plan, you may:

•	vote FOR the proposals;

•	vote AGAINST the proposals; or

•	ABSTAIN from voting on the proposals.

      The proposals will be approved if the votes cast FOR the proposals exceed the votes cast AGAINST the proposals. A properly executed proxy card marked “Abstain” with respect to the proposals will count as a vote AGAINST the proposals.

How does the Board of Directors recommend that I vote?

      The Board recommends that you vote:

•	FOR the three nominees for Director;

•	FOR the approval of the material terms of the performance goals under the Annual Incentive Plan; and

•	FOR the approval of the material items of the performance goals under the Executive Long Term Incentive Plan.

What happens if I sign and return my proxy card but do not provide voting instructions?

      If you return a signed card but do not provide voting instructions, your shares will be voted:

•	FOR the three nominees for Director;

•	FOR the approval of the material terms of the performance goals under the Annual Incentive Plan; and

•	FOR the approval of the material items of the performance goals under the Executive Long Term Incentive Plan.

Will my shares be voted if I do not sign and return my proxy card?

      If you are a stockholder of record and you do not sign and return your proxy card or attend the meeting and vote in person, your shares will not be voted and will not count in deciding the matters presented for stockholder consideration in this Proxy Statement.

      If your shares are held in street name through a bank or broker and you do not provide voting instructions before the Annual Meeting, your bank or broker may vote your shares on your behalf under certain circumstances. These circumstances include voting on “routine” matters, such as the election of Directors described in this Proxy Statement.

      When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. The approval of the material terms of the performance goals under the Annual Incentive Plan and the approval of the material terms of the performance goals under the Executive Long Term Incentive Plan described in this Proxy Statement are non-routine matters. If your brokerage firm has not received voting instructions on a non-routine matter, these shares will be considered “broker non-votes” to the extent that the brokerage firm submits a proxy on your behalf. Broker non-votes will be counted for purposes of establishing a quorum, but will not be counted in determining the number of shares voted FOR or AGAINST the non-routine matter.

How many votes do you need to hold the Annual Meeting?

      As of the record date, 50,187,528 shares of Class A Common Stock and 1,465,994 shares of Class B Common Stock were outstanding and are entitled to vote at the Annual Meeting. In order to hold the Annual Meeting and conduct business, a quorum must be present. A quorum will exist if the holders of the outstanding shares of both Class A Common Stock and Class B Common Stock taken together, entitled to vote and constituting a majority of the total votes of the Common Stock, are present at the Annual Meeting either in person or by proxy. In accordance with applicable state law and the Company’s Certificate of Incorporation and Bylaws, abstentions, votes withheld and broker non-votes will be counted for purposes of determining whether a quorum is present.

PROPOSAL ONE

ELECTION OF DIRECTORS

      Under the Certificate of Incorporation and the Bylaws of the Company, the number of Directors on the Board of Directors may be fixed by resolution of a majority of the Board at any number between two and eighteen members. The Board has currently fixed the number of Directors at nine. The Certificate and Bylaws also divide the Board into three classes that serve three-year terms, designated as Class I, Class II and Class III. The current terms of the Directors in Class I are set to expire at the Annual Meeting.

      The term of Sarah Belk Gambrell, a current Class I Director, will expire at this year’s Annual Meeting. Effective upon such term expiration, the Board has named her an Honorary Director.

      The Board has nominated the persons set forth below as Class I Directors to serve a three-year term that will expire at the Annual Meeting of Stockholders in 2008:

Thomas M. Belk, Jr.
J. Kirk Glenn, Jr.
John L. Townsend, III

      Each nominee has consented to serve as a Director if elected. The Board has no reason to believe that any of the nominees for the office of Director will be unavailable for election as a Director. However, if at the time of the Annual Meeting any of the nominees should be unable or decline to serve, the persons named in the proxy will vote for substitute nominee(s), vote to allow the vacancy to remain open until filled by the Board, or vote to reduce the number of Directors for the ensuing year, as the Board recommends. In no event, however, can the proxy be voted to elect more than three Directors.

      In addition to the three nominees, there are six other Directors continuing to serve on the Board, whose terms expire in 2006 and 2007.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THOMAS M. BELK, JR., J. KIRK GLENN, JR. AND JOHN L. TOWNSEND, III FOR THE OFFICE OF CLASS I DIRECTOR.

MANAGEMENT OF THE COMPANY

Directors

      Set forth below are the nominees for election to the Board as Class I Directors, the current Directors serving as Class II and Class III Directors and certain information about the nominees and current Directors which has been furnished to the Company by the respective individuals.

Nominees for Election

Class I Directors — Term Expiring 2008

Thomas M. Belk, Jr.

Age 50
Director Since 1998

      Mr. Belk has been Chairman and Chief Executive Officer of the Company since May 2004 and is an officer and Director of various subsidiaries of the Company. He served as President, Store Divisions and Real Estate of the Company from May 1998 until May 2004. He served as an officer and Director of most of the separate predecessor Belk Companies (the “Belk Companies”) until May 1998 and has been employed in the Belk retail organization in various positions since 1981. Mr. Belk serves on the Boards of Advisors of the Kenan-Flagler Business School at UNC-Chapel Hill and the University of North Carolina at Charlotte. He serves on the Boards of Directors of the Mecklenburg County Council of the Boy Scouts of America, Charlotte Country Day School, the Research Triangle Foundation of North Carolina, the Carolinas Healthcare System and the Blumenthal Performing Arts Center. Mr. Belk is the brother of H.W. McKay Belk and John R. Belk and the nephew of John M. Belk and Sarah Belk Gambrell.

J. Kirk Glenn, Jr.

Age 62
Director Since 1998

      Mr. Glenn served on the Boards of Directors of a number of the Belk Companies from 1983 until May 1998 and currently serves on the Board of Directors of Belk Stores Services, Inc. (“BSS”). Mr. Glenn is the Chairman of the Board of Directors of Hatch, Inc. and the retired Chairman and Manager of Quality Oil Company, LLC and Reliable Tank Line, LLC. He has served as Chairman of the Boards of Directors of Crisis Control Ministry, Special Children’s School, and Winston-Salem Business, Inc. and as a member of the Boards of Directors of Advocacy for the Poor and Tanglewood Park Foundation, Inc. Mr. Glenn is also a member of the Board of Visitors of Wake Forest University Baptist Medical Center and the Finance Committee of the United Way of Forsyth County.

John L. Townsend, III

Age 49
Nominee for Director Beginning in 2005

      Mr. Townsend was employed by Goldman, Sachs & Co. from 1987 until his retirement as an Advisory Director in 2002. Prior to his retirement, Mr. Townsend served as a Managing Director and General Partner of Goldman Sachs with responsibility for a variety of businesses within the Investment Banking division, including serving as co-head of the South Region, co-head of the Latin America Region, co-head of Leveraged Finance and head of Venture Capital Firm relationships. Mr. Townsend currently serves as Chairman of the Townsend Family Foundation and as a Director of the Riverstone Group, a private investment fund. He also serves as Chairman of the Board of Trustees of Episcopal High School and is a member of the Board of Directors of the University of North Carolina Investment Fund, Inc., the Board of Visitors of the Kenan-Flagler Business School of the University of North Carolina, and the Boards of Trustees of Greenwich Hospital, the Grand Teton National Park Foundation and the US Ski and Snowboard Team Foundation.

Incumbent Directors

Class II Directors — Term Expiring 2006

H.W. McKay Belk

Age 48
Director Since 1998

      Mr. Belk has been President and Chief Merchandising Officer of the Company since May 2004 and is an officer and Director of various subsidiaries of the Company. He served as President, Merchandising, Marketing and Merchandise Planning of the Company from May 1998 until May 2004. He served as an officer and Director of most of the Belk Companies until May 1998 and has been employed in the Belk retail organization in various positions since June 1979. Mr. Belk is currently a Director and Chair of the Audit Committee of Coca-Cola Bottling Co. Consolidated and a Director of the North Carolina Citizens for Business and Industry. He is a past member of the Board of Trustees of Charlotte Latin School and currently serves on the Board of Visitors of the University of North Carolina at Charlotte, the Board of Trustees of the Crossnore School and the Board of the Institute for the Arts/ Humanities at the University of North Carolina at Chapel Hill. He is also a past Chairman of the Charlotte Chamber of Commerce. Mr. Belk is the brother of Thomas M. Belk, Jr. and John R. Belk and the nephew of John M. Belk and Sarah Belk Gambrell.

B. Frank Matthews, II

Age 77
Director Since 1998

      Mr. Matthews has been Vice Chairman of the Board since June 1999. He was employed in the Belk store organization from 1937 until September 1999. During that time he served in many positions, including Executive Vice President, Partner and a Director of the Matthews-Belk group of stores from 1971 to May 1998, and as a Divisional President of the Company from May 1998 until September 1999.

Mr. Matthews has served on numerous committees, including service as Chairman of the Merchandise and Sales Promotion Committee and the Employee Benefits Committee of BSS. Mr. Matthews has served as Chairman of the Board of Directors of Gaston Federal Bank, Director of Public Service Company of North Carolina, Inc. and President of the Community Foundation of Gaston County. He is Chairman of the Board of Trustees of the First Gaston Foundation and is a Director of the Gaston County Economic Development Commission. Mr. Matthews also has served as President of the Gastonia Downtown Development Corporation, the United Way of Gaston County and the Gastonia Merchant’s Association. He has been a Director of the Gaston Chamber of Commerce, the Gaston County YMCA, the Gastonia Industrial Diversification Commission and the Gaston Literary Council, and trustee of Davidson College and Chatham Hall.

Thomas C. Nelson

Age 42
Director since 2003

      Mr. Nelson has served as the President and Chief Executive Officer of National Gypsum Company since 1999 and was elected Chairman of the Board in January 2005. From 1995 to 1999, Mr. Nelson served as the Vice Chairman and Chief Financial Officer of National Gypsum Company. He is also a General Partner of Wakefield Group, a North Carolina based venture capital firm. Mr. Nelson previously worked for Morgan Stanley and Co. and in the United States Defense Department as Assistant to the Secretary and White House Fellow. In addition to serving as Chairman and a Director of National Gypsum Company and affiliates, he serves as a Director of several privately held companies. Mr. Nelson also serves on the Boards of The Business Roundtable, the Foundation for the Carolinas, the United Way of the Central Carolinas, the Mecklenburg County Council of the Boy Scouts of America and the Blumenthal Performing Arts Center.

Class III Directors — Term Expiring 2007

John R. Belk

Age 46
Director Since 1998

      Mr. Belk has been President and Chief Operating Officer of the Company since May 2004 and is an officer and Director of various subsidiaries of the Company. He served as President, Finance, Systems and Operations of the Company from May 1998 until May 2004. He also served as an officer and Director of most of the Belk Companies until May 1998 and has been employed in the Belk retail organization in various positions since 1986. Mr. Belk serves on the Boards of Directors of Alltel Corporation and Ruddick Corporation. He is also Chairman of the Board of Trustees of Presbyterian Healthcare. Mr. Belk is the brother of Thomas M. Belk, Jr. and H.W. McKay Belk and the nephew of John M. Belk and Sarah Belk Gambrell.

John A. Kuhne

Age 61
Director Since 1998

      Mr. Kuhne served as a Director of a number of the Belk Companies and as President of Belk-Simpson Company, Greenville, South Carolina from 1983 to May 1998. Mr. Kuhne served as Vice Chairman of the Board of Directors of Summit Financial Corporation until 2003 and is a past trustee of Presbyterian College and Furman University. He also serves as Chairman of the Board of Directors of Fredericksburg Distributing Company.

Elizabeth Valk Long

Age 55
Director Since 2004

      Ms. Long was an Executive Vice President of Time Inc., a subsidiary of Time Warner, from May 1995 until her retirement in August 2001. She was the first woman to hold the position of publisher at Time, Inc., serving in that capacity for Life, People and Time magazines. She is currently the Chair of the Board of Trustees of Hollins University and also serves on the Boards of Directors of Jefferson-Pilot Corporation, Steelcase Corporation and J.M. Smucker Company.

Corporate Governance

Meetings of Directors and Attendance at Annual Meeting

      During fiscal year 2005, the Board held four regular meetings. All of the Directors attended all of the meetings of the Board and all of the formal meetings of the committees on which they served.

      The Company’s policy is that all Directors serving at the time of the Annual Meeting of Stockholders are expected to attend the meeting in the absence of a compelling reason. At the Annual Meeting held in May 2004, all of the nine Directors then serving attended the meeting.

Code of Ethics

      The Board has adopted a Code of Ethics that applies to the senior executive and financial officers of the Company. This Code reflects Belk’s long-standing commitment to conduct business in accordance with the highest ethical principles. A copy of the Code was filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended January 31, 2004.

Mandatory Retirement for Directors

      No Director may stand for election or re-election after the Director’s 70th birthday. Any Director who turns age 70 while serving as a Director may continue to serve as a Director for the remainder of his or her current term.

Communications with the Board of Directors

      Any stockholder who wishes to communicate directly with the Board of Directors may do so by writing to Belk, Inc. Board of Directors, c/o Corporate Secretary, 2801 West Tyvola Road, Charlotte, North Carolina 28217. At each Board meeting, the Corporate Secretary will present a summary of any communications received since the last meeting (excluding any communications that consist of advertising, solicitations or promotions of a product or service), and will make the communications available to the Directors upon request.

Committees of the Board of Directors

      The Board of Directors has a standing Executive Committee, Audit Committee and Compensation Committee. The Compensation Committee was established in August 2004. The Company does not have a standing nominating committee.

Executive Committee

      The current members of the Executive Committee are Thomas M. Belk, Jr., H.W. McKay Belk and John R. Belk. During fiscal year 2005, the Executive Committee held no formal meetings, but took various actions by written consent.

      The Executive Committee possesses all of the powers of the Board, except the power to authorize the issuance of stock, approve mergers, declare dividends and certain other powers specifically reserved under the Delaware General Corporation Law to the Board. The Executive Committee may exercise such additional authority as may be prescribed from time to time by resolution of the Board. The Executive Committee is expected to act in circumstances where it is not feasible or is impractical to obtain full Board action or as otherwise directed by the Board.

Audit Committee

      The current members of the Audit Committee are J. Kirk Glenn, Jr., John A. Kuhne, B. Frank Matthews, II and Thomas C. Nelson. Mr. Nelson is the Chairman of the Audit Committee. During fiscal year 2005, the Audit Committee held four formal meetings and participated in additional conference calls to review various matters.

      The Audit Committee’s primary responsibilities include overseeing the process for preparation of the Company’s financial reports; having direct responsibility for the appointment, compensation, retention and oversight of the Company’s independent auditors; considering the range of audit and non-audit services to be provided by the independent auditors; reviewing with the independent auditors the plans and results of the audit engagement; reviewing the independence of the independent auditors; and reviewing the internal and external audit findings and comments concerning internal controls and making recommendations to Company management.

      The Company refers to the rules and regulations of the National Association of Securities Dealers (“NASD”) and its listing standards in determining the independence of its Directors. In according with NASD listing standards, Messrs. Glenn, Kuhne and Nelson are considered independent Directors. The Board has determined that Mr. Nelson is an audit committee financial expert within the meaning of Securities and Exchange Commission regulations.

      The Audit Committee has adopted a charter, which was last amended in March 2004.

Audit Committee Report

      The Audit Committee Charter provides that the Committee will oversee and monitor the integrity of the Company’s internal controls, financial reporting, and internal and external audits. Management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards and for issuing a report expressing their opinion on those statements. The Audit Committee is responsible for monitoring and overseeing these processes.

      In connection with these responsibilities, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management and with the Company’s independent auditors, KPMG LLP;

•	discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect;

•	received the written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect; and

•	discussed with the independent auditors the auditors’ independence.

      Based upon the review and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended January 29, 2005 be included in the Company’s Annual Report on Form 10-K, to be filed with the Securities and Exchange Commission.

Thomas C. Nelson, Chairman
J. Kirk Glenn, Jr.
John A. Kuhne
B. Frank Matthews, II

Compensation Committee

      On August 25, 2004, the Board of Directors established a Compensation Committee. The current members of the Compensation Committee are J. Kirk Glenn, Jr., John A. Kuhne and Elizabeth Valk Long.

Mr. Glenn is the Chairman of the Committee. The Compensation Committee is composed entirely of independent directors, as defined under the NASD listing standards. Each of the members also satisfies the definition of “outside director” within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”). During fiscal year 2005, the Compensation Committee held one meeting.

      The Compensation Committee’s primary responsibilities include reviewing and approving compensation for the Company’s Chief Executive Officer and other executive officers, reviewing and approving the Company’s compensation plans for Directors, senior executives and other officers and establishing the performance goals on which the Company’s compensation plans are based.

Selection of Nominees for Director

      The Board of Directors has the responsibility for reviewing and recommending nominees for membership on the Board, and all Directors currently participate in the selection of Director nominees. It is the view of the Board that since the Company is privately held, has a relatively small number of Directors and has Directors who have substantial experience serving on the Boards of other public and private companies, it is appropriate at this time not to have a standing nominating committee. Board candidates are considered based upon various criteria. Candidates must have integrity, accountability, judgment and perspective. In addition, candidates are chosen based on their leadership and business experience, as well as their ability to contribute toward governance, oversight and strategic decision-making.

      The Board uses a variety of methods for identifying and evaluating nominees for Director. Candidates may come to the attention of the Board through current Board members, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Board, and may be considered at any time when a vacancy or potential vacancy arises.

      The Board will consider candidates recommended by stockholders, and any stockholder who wishes to recommend a person to be considered for nomination by the Board may do so by submitting the candidate’s name and qualifications in writing to Belk, Inc. Board of Directors, c/o Corporate Secretary, 2801 West Tyvola Road, Charlotte, North Carolina 28217. Stockholders may directly nominate persons for Director in accordance with the provisions of the Company’s Amended and Restated Certificate of Incorporation, a copy of which is on file with the Securities and Exchange Commission.

      Mr. Townsend, one of the nominees for Director at the Annual Meeting, has not previously served on the Board. He was recommended as a candidate for Director by the Chief Executive Officer and other management Directors.

Compensation of Directors

      In fiscal year 2005, the Company paid its Directors an annual fee of $40,000, a meeting fee of $1,000 for attendance at each meeting of the Board or a committee of the Board, and an additional $500 meeting fee to each Board and committee chair. The Company reimburses expenses incurred by the Directors in attending meetings. In addition, the Company awarded each Director 1,000 shares of Class B Common Stock.

PROPOSAL TWO

APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS
UNDER THE ANNUAL INCENTIVE PLAN

      To comply with certain federal tax regulations, the Company is submitting for stockholder approval the material terms of the performance goals under the Annual Incentive Plan, which will be effective for awards granted beginning in fiscal year 2006.

Summary of Section 162(m)

      Section 162(m) of the Code precludes a public corporation from taking a federal income tax deduction for compensation paid in excess of $1 million per year to a “covered employee.” A “covered employee” under Section 162(m) is the Chief Executive Officer on the last day of the taxable year or any individual acting in such capacity, and any other officer who is among the four highest compensated officers for the taxable year (other than the Chief Executive Officer), as reported in the Proxy Statement. Generally, this definition includes the Chief Executive Officer and the other executive officers named each year in the Summary Compensation Table in the Proxy Statement.

      The $1 million limit on deductibility does not apply to compensation that meets the requirements for “qualified performance-based compensation” under regulations adopted under the Code. For compensation to qualify as performance-based, certain conditions must be met. One of these conditions requires the Company to obtain stockholder approval of the material terms of the performance goals set by a committee comprised of two or more outside directors. The material terms of the performance goals that must be approved by stockholders under Section 162(m) include the employees eligible to receive the performance-based compensation, a description of the business criteria on which each performance goal is based, and either the maximum amount that could be paid, or the formula used to calculate the amount of compensation that could be paid, to any individual executive officer.

      Because Section 162(m) only limits the income tax deductions for compensation paid in any fiscal year to a “covered employee,” the Company is seeking stockholder approval only with respect to the material terms of the performance goals under the Annual Incentive Plan as the program relates to “covered employees.” If the material terms are not approved by the stockholders, the Annual Incentive Plan nevertheless can remain in effect and bonuses can be paid to participants who are not “covered employees.” Further, the Compensation Committee retains the authority to develop and implement alternative means of fairly compensating the Company’s officers and other executives, including any “covered employees,” and such compensation may be paid in addition to, or in lieu of, compensation paid under the Annual Incentive Plan.

Annual Incentive Plan

      The Annual Incentive Plan is described in guidelines and materials adopted by the Compensation Committee and, for the “covered employees,” the following description of the plan.

      Purpose. The purpose of the Annual Incentive Plan is to give each participant the opportunity to receive an annual bonus for each fiscal year payable in cash if, and to the extent, the Compensation Committee determines that the performance goals set by the Committee for the participant for such year have been achieved.

      Administration. The Annual Incentive Plan is administered by the Compensation Committee of the Board of Directors, each member of which is an “outside director” within the meaning of Section 162(m) of the Code.

      Eligibility. Key employees of the Company, as determined by the Compensation Committee in its discretion, will be eligible to be participants in the Annual Incentive Plan for any fiscal year.

      Establishing Performance Goals. The Compensation Committee will establish performance goals for each participant for a fiscal year no later than 90 days after the beginning of such year. The performance goals for each participant may be different and, further, each participant’s performance goals may be based on different business criteria. However, all performance goals for the “covered employees” shall be based on one or both of the following business criteria as applied to the Company or any division, department or other part of the Company: (1) sales and (2) normalized earnings before interest and taxes.

      The Compensation Committee no later than 90 days after the beginning of each fiscal year will establish objective rules for determining whether each participant’s performance goals for such fiscal year have been satisfied. Further, in determining whether the performance goals have been satisfied, the Compensation Committee may look at the performance of the Company as constituted on the first day of the fiscal year, the last day of the fiscal year, or either such date if there is an acquisition, disposition, or other corporate transaction involving the Company during such fiscal year.

      A bonus will be paid to a participant under the Annual Incentive Plan for a fiscal year only to the extent that his or her performance goals are satisfied for the bonus for such fiscal year, and the Compensation Committee will certify the extent, if any, to which the goals are satisfied for a fiscal year.

      Maximum Compensation Payable. The maximum annual bonus payable under the Annual Incentive Plan to any participant for any fiscal year is $1,500,000.

      Amendment and Termination. The Compensation Committee has the power to amend the Annual Incentive Plan from time to time as the Compensation Committee deems necessary or appropriate and to terminate the plan if the Compensation Committee deems such termination is in the Company’s best interest.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE ANNUAL INCENTIVE PLAN.

PROPOSAL THREE

APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS
UNDER THE EXECUTIVE LONG TERM INCENTIVE PLAN

      To comply with certain federal tax regulations, the Company is submitting for stockholder approval the material terms of the performance goals under the Executive Long Term Incentive Plan, which will be effective for awards granted beginning in fiscal year 2006.

Summary of Section 162(m)

      Section 162(m) of the Code precludes a public corporation from taking a federal income tax deduction for compensation paid in excess of $1 million per year to a “covered employee.” A “covered employee” under Section 162(m) is the Chief Executive Officer on the last day of the taxable year or any individual acting in such capacity, and any other officer who is among the four highest compensated officers for the taxable year (other than the Chief Executive Officer), as reported in the Proxy Statement. Generally, this definition includes the Chief Executive Officer and the other executive officers named each year in the Summary Compensation Table in the Proxy Statement.

      The $1 million limit on deductibility does not apply to compensation that meets the requirements for “qualified performance-based compensation” under regulations adopted under the Code. For compensation to qualify as performance-based, certain conditions must be met. One of these conditions requires the Company to obtain stockholder approval of the material terms of the performance goals set by a committee comprised of two or more outside directors. The material terms of the performance goals that must be approved by stockholders under Section 162(m) include the employees eligible to receive the performance-based compensation, a description of the business criteria on which each performance goal is based, and either the maximum amount that could be paid, or the formula used to calculate the amount of compensation that could be paid, to any individual executive officer.

      Because Section 162(m) only limits the income tax deductions for compensation paid in any fiscal year to a “covered employee,” the Company is seeking stockholder approval only with respect to the material terms of the performance goals under the Executive Long Term Incentive Plan as the program relates to “covered employees.” If the material terms are not approved by the stockholders, the Executive Long Term Incentive Plan nevertheless can remain in effect and grants can be made to participants who are not “covered employees.” Further, the Compensation Committee retains the authority to develop and implement alternative means of fairly compensating the Company’s officers and other executives, including any “covered employees,” and such compensation may be paid in addition to, or in lieu of, compensation paid under the Executive Long Term Incentive Plan.

Executive Long Term Incentive Plan

      Under the Belk, Inc. 2000 Incentive Stock Plan, which was approved by the stockholders in May 2000, the Board may, in its discretion, grant awards of Class B Common Stock to key employees as equity incentives. The Board has established an Executive Long Term Incentive Plan for certain senior executives pursuant to which shares of Class B Common Stock will be issued under the 2000 Incentive Stock Plan to such senior executives if certain performance goals set forth in the Executive Long Term Incentive Plan are met over a three-year performance period. Senior executives who receive share awards pay no monetary consideration for such share awards.

      Administration. The Executive Long Term Incentive Plan is administered by the Compensation Committee, each member of which is an “outside director” within the meaning of Section 162(m) of the Code.

      Eligibility. The Compensation Committee shall designate in its discretion certain senior executives as eligible to participate in the Executive Long Term Incentive Plan for a given three-year performance period. The Compensation Committee has the discretion to add or remove senior executives from participation in the Executive Long-Term Incentive Plan for a given performance period.

      Establishing Performance Goals. The Compensation Committee will establish the performance goals for each participant no later than 90 days after the beginning of the performance period. A performance period is defined as a three consecutive fiscal year period designated on the grant certificate at the time a grant is made. The performance goals for each participant may be different and, further, each participant’s performance goals may be based on different business criteria. However, all performance goals will be based on one or more of the following business criteria: (1) the Company’s return on invested capital, (2) the Company’s cumulative sales, and (3) the Company’s normalized earnings before interest and taxes. The Compensation Committee no later than 90 days after the beginning of each performance period will establish the general, objective rules for determining whether each participant’s performance goals for such performance period have been satisfied and the specific, objective rules, if any, regarding any exceptions to the use of such general rules. Further, in determining whether the performance goals have been satisfied, the Compensation Committee may look at the performance of the Company as constituted on the first day of the performance period, the last day of the performance period, or either such date if there is an acquisition, disposition, or other corporate transaction involving the Company during such performance period.

      Employment Requirement. A participant will forfeit his or her rights to receive shares of stock under the Executive Long-Term Incentive Plan if the participant fails to be employed by the Company throughout the performance period except generally due to death, retirement or disability as described in the Executive Long Term Incentive Plan.

      Maximum Compensation Payable. The maximum number of shares of Class B Common Stock issuable pursuant to the Executive Long Term Incentive Plan to any participant for any performance period shall not exceed 100,000. Shares will be issued to a participant pursuant to the Executive Long Term Incentive Plan for a performance period only to the extent the performance goals for such performance period are satisfied, and the Compensation Committee will certify the extent, if any, to which the goals are satisfied for a performance period. If the Compensation Committee certifies that shares are issuable to a participant, the shares will be issued under the 2000 Incentive Stock Plan as soon as practical after the certification is made and in any event no later than 2 1/2 months after the end of the performance period. The number of shares issuable to the participant may be reduced to satisfy any income tax withholding.

      Amendment and Termination. The Compensation Committee has the power to amend the Executive Long Term Incentive Plan from time to time as the Compensation Committee deems necessary or appropriate and to terminate the Executive Long Term Incentive Plan if the Compensation Committee deems such termination is in the Company’s best interest.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE EXECUTIVE LONG TERM INCENTIVE PLAN.

COMMON STOCK OWNERSHIP OF MANAGEMENT

AND PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information regarding the beneficial ownership of shares of Class A and Class B Common Stock as of April 1, 2005 held by:

•	each of the Company’s currently serving Directors and nominees for Director;

•	the two people that served as the Company’s Chief Executive Officer during fiscal 2005 and the four other most highly compensated executive officers during fiscal 2005 (collectively, the “Named Executive Officers”);

•	all Directors and executive officers as a group; and

•	each stockholder that holds more than 5% of the outstanding shares of the Company’s Class A and Class B Common Stock.

	Shares of Class A		Percent	Shares of Class B		Percent
	Common Stock		of	Common Stock		of
Name of Beneficial Owner	Beneficially Owned(1)		Class(2)	Beneficially Owned(1)		Class(3)

Directors and Executive Officers:
John M. Belk	13,813,684	(4)	27.5	94,630		6.5
Thomas M. Belk, Jr.	5,084,506	(5)	10.1	35,017		2.4
H.W. McKay Belk	5,072,783	(6)	10.1	32,435		2.2
John R. Belk	5,127,964	(7)	10.2	33,734		2.3
Sarah Belk Gambrell	9,706,595	(8)	19.3	2,000		*
J. Kirk Glenn, Jr.	2,691,014	(9)	5.4	2,000		*
B. Frank Matthews, II	2,792,071	(10)	5.6	2,000		*
John A. Kuhne	771,597	(11)	1.5	2,000		*
Thomas C. Nelson	0		*	2,000		*
Elizabeth Valk Long	0		*	1,000		*
Ralph A. Pitts	0		*	65,544		4.5
Mary R. Delk	0		*	27,212		1.9
John L. Townsend, III	0		*	0		*
All executive officers and Directors as a group (15 persons)	33,799,559		67.3	355,353		24.2

Other Five Percent Stockholders:
Katherine McKay Belk	6,415,988	(12)	12.8	56,505	(13)	3.9
Katherine Belk Morris	5,866,465	(14)	11.7	0		*
Deborah Ferraro-Beaumont	0		*	100,000		6.8

*	Beneficial ownership represents less than 1% of the applicable class of the Company’s outstanding common stock.

(1)	Under the rules of the Securities and Exchange Commission, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has the right to acquire within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest. Except as set forth in the footnotes below, the persons named above have sole voting and investment power with respect to all shares of Class A Common Stock and Class B Common Stock shown as being beneficially owned by them.

(2)	50,187,528 shares of Class A Common Stock were outstanding as of April 1, 2005.
(3)	1,465,994 shares of Class B Common Stock were outstanding as of April 1, 2005.
(4)	Includes:

•	2,079,910 shares held by Montgomery Investment Company, of which John M. Belk is the majority shareholder.
•	1,221,842 shares held by Brothers Investment Company, which corporation is equally owned by John M. Belk and the heirs of Thomas M. Belk. Voting and investment power is shared by John M. Belk, Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris.
•	15,448 shares held by Mary Claudia, Inc., of which John M. Belk is the majority shareholder.
•	13,555 shares held by Claudia Watkins Belk Grantor Trust dated 2/23/96, 21,862 shares held by Claudia W. Belk, Tr. u/a f/b/o Mary Claudia Belk and 102,070 shares held by Mary Claudia Belk Irrevocable Trust dated 1/4/94. Claudia W. Belk, the trustee, is John M. Belk’s wife.
•	233,756 shares held by Wachovia Bank & Trust Company, N.A., et al, Trustees u/a dated 12/29/76 with John M. Belk f/b/o Mary Claudia Belk. Claudia W. Belk, a co-trustee of the trust, is John M. Belk’s wife.
•	1,140,080 shares held in several trusts established by the Will of W.H. Belk for the benefit of his children. Voting and investment power of the trusts for John M. Belk and Thomas M. Belk is shared by John M. Belk, Sarah Belk Gambrell and Henderson Belk. Voting and investment power of the trusts for Sarah Belk Gambrell, W.H. Belk, Jr. and Henderson Belk is shared by John M. Belk, Sarah Belk Gambrell, Henderson Belk and Irwin Belk.
•	1,436,385 shares held in several trusts established by the Will of Mary I. Belk for the benefit of her children. Voting and investment power of the trusts for John M. Belk and Thomas M. Belk is shared by John M. Belk, Sarah Belk Gambrell and Henderson Belk. Voting and investment power of the trusts for Sarah Belk Gambrell, W.H. Belk, Jr. and Henderson Belk is shared by John M. Belk, Sarah Belk Gambrell, Henderson Belk and Irwin Belk.

(5)	Includes:

•	238,971 shares held by Thomas M. Belk, Jr. as custodian for his minor children.
•	30,144 shares held by his wife, Sarah F. Belk.
•	1,221,842 shares held by Brothers Investment Company, which corporation is equally owned by John M. Belk and the heirs of Thomas M. Belk. Voting and investment power is shared by John M. Belk, Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris.
•	444,212 shares held by Milburn Investment Company. Voting and investment power is shared by Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris.
•	1,928,827 shares held by Katherine McKay Belk Irrevocable Trust dated November 6, 2000. Voting and investment power is vested in Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris, the trustees.
•	136,293 shares held by Katherine and Thomas Belk Foundation, Inc. Voting and investment power is shared by Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris.

(6)	Includes:

•	260,080 shares held by H.W. McKay Belk as custodian for his minor children.
•	31,655 shares held by his wife, Nina F. Belk.
•	1,221,842 shares held by Brothers Investment Company, which corporation is equally owned by John M. Belk and the heirs of Thomas M. Belk. Voting and investment power is shared by John M. Belk, Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris.
•	444,212 shares held by Milburn Investment Company. Voting and investment power is shared by Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris.

•	1,928,827 shares held by Katherine McKay Belk Irrevocable Trust dated November 6, 2000. Voting and investment power is vested in Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris, the trustees.
•	136,293 shares held by Katherine and Thomas Belk Foundation, Inc. Voting and investment power is shared by Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris.

(7)	Includes:

•	219,385 shares held by John R. Belk as custodian for his minor children.
•	205,333 shares held by his wife, Kimberly D. Belk.
•	1,221,842 shares held by Brothers Investment Company, which corporation is equally owned by John M. Belk and the heirs of Thomas M. Belk. Voting and investment power is shared by John M. Belk, Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris.
•	444,212 shares held by Milburn Investment Company. Voting and investment power is shared by Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris.
•	1,928,827 shares held by Katherine McKay Belk Irrevocable Trust dated November 6, 2000. Voting and investment power is vested in Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris, the trustees.
•	136,293 shares held by Katherine and Thomas Belk Foundation, Inc. Voting and investment power is shared by Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris.

(8)	Includes:

•	1,140,080 shares held in several trusts established by the Will of W.H. Belk for the benefit of his children. Voting and investment power of the trusts for John M. Belk and Thomas M. Belk is shared by John M. Belk, Sarah Belk Gambrell and Henderson Belk. Voting and investment power of the trusts for Sarah Belk Gambrell, W.H. Belk, Jr. and Henderson Belk is shared by John M. Belk, Sarah Belk Gambrell, Henderson Belk and Irwin Belk.
•	1,436,385 shares held in several trusts established by the Will of Mary I. Belk for the benefit of her children. Voting and investment power of the trusts for John M. Belk and Thomas M. Belk is shared by John M. Belk, Sarah Belk Gambrell and Henderson Belk. Voting and investment power of the trusts for Sarah Belk Gambrell, W.H. Belk, Jr. and Henderson Belk is shared by John M. Belk, Sarah Belk Gambrell, Henderson Belk and Irwin Belk.

(9)	Includes:

•	871 shares held by his wife, Madlon C. Glenn.
•	1,501,410 shares held by James K. Glenn, Jr., trustee under Will of Daisy Belk Mattox, 587,582 shares held by John Belk Stevens Trust U/ W ITEM III, Section C f/b/o James Kirk Glenn, Jr., et al, and 391,897 shares held by John Belk Stevens Trust U/ W ITEM III, Section A f/b/o Sara S. Glenn. Voting and investment power is vested in J. Kirk Glenn, Jr., the trustee of each trust.

(10)	Includes:

•	166,707 shares held by First Union National Bank of N.C., B. Frank Matthews, II and Annabelle Z. Royster, co-trustees under the Will of J.H. Matthews, Jr. The Trustees named have voting and investment power with respect to such shares.
•	67,943 shares held by Robinson Investment Company, 500 shares held by his wife, Betty C. Matthews, 435,131 shares held by Matthews Group Limited Partnership, 232,196 shares held by Elizabeth Matthews Welton Family Limited Partnership Phase II and 1,886,100 shares held by the David Belk Cannon Foundation.

(11)	Includes:

•	289,876 shares held by his wife, Lucy S. Kuhne.
•	459,961 shares held by Kate McArver Simpson, Lucy Caroline Bowden Simpson Kuhne and Hazel Claire E. Russo, Trustees of Trust B u/w of W.H.B. Simpson.

(12)	Includes:

•	1,928,827 shares held by Katherine McKay Belk Irrevocable Trust dated November 6, 2000. Voting and investment power is vested in Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris, the trustees.
•	435,240 shares held by Katherine McKay Belk Cook Charitable Remainder Unitrust dated 11/1/02.
•	91,856 shares held by Katherine McKay Belk Cook Grantor Retained Annuity Trust Number One, dated November 14, 2002, 82,324 shares held by Katherine McKay Belk Cook Grantor Retained Annuity Trust Number Two, dated November 14, 2002, 430,838 shares held by Katherine McKay Belk Cook Grantor Retained Annuity Trust Number Three, dated October 4, 2004 and 420,522 shares held by Katherine McKay Belk Cook Grantor Retained Annuity Trust Number Four, dated October 4, 2004. Voting and investment power is vested in Katherine McKay Belk, the trustee.
•	1,223,934 shares held as custodian for her minor grandchildren and 100 shares held by her husband (deceased), James Fielder Cook.
•	1,221,842 shares held by Brothers Investment Company, which corporation is equally owned by John M. Belk and the heirs of Thomas M. Belk. Voting and investment power is shared by John M. Belk, Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris.
•	444,212 shares held by Milburn Investment Company. Voting and investment power is shared by Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris.
•	136,293 shares held by Katherine and Thomas Belk Foundation, Inc. Voting and investment power is shared by Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris.

(13)	Includes:

•	56,505 shares held as custodian for her minor grandchildren.

Katherine McKay Belk’s address is 2801 West Tyvola Road, Charlotte, North Carolina. 28217.

(14)	Includes:

•	440,793 shares held by Katherine B. Morris Grantor Retained Annuity Trust dated September 8, 2004.
•	160,908 shares held by Katherine Belk Morris as custodian for her minor children and 31,655 shares held by her spouse, Charles Walker Morris.
•	172,549 shares held by Miss Katherine Belk Morris Irrevocable Trust dated January 10, 2003. Voting and investment power is vested in Katherine Belk Morris and her husband, Charles Walker Morris, the trustees.
•	1,221,842 shares held by Brothers Investment Company, which corporation is equally owned by John M. Belk and the heirs of Thomas M. Belk. Voting and investment power is shared by John M. Belk, Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris.
•	444,212 shares held by Milburn Investment Company. Voting and investment power is shared by Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris.
•	1,928,827 shares held by Katherine McKay Belk Irrevocable Trust dated November 6, 2000. Voting and investment power is vested in Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris, the trustees.
•	136,293 shares held by Katherine and Thomas Belk Foundation, Inc. Voting and investment power is shared by Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris.
•	469,665 shares held by Mary Claudia Belk Irrevocable Trust dated January 22, 1999. Voting and investment power is shared by Mary Claudia Belk, Katherine Belk Morris, Susan Jamison and Wachovia Bank, N.A., the trustees.

Katherine Belk Morris’ address is 2801 West Tyvola Road, Charlotte, North Carolina 28217.

EXECUTIVE COMPENSATION

      The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company’s Chief Executive Officer and the four other most highly compensated executive officers of the Company (the “Named Executive Officers”) for the fiscal years 2003, 2004 and 2005.

SUMMARY COMPENSATION TABLE

		Annual Compensation(2)
						Long Term	All Other
	Fiscal			Other Annual		Compensation	Compensation
Name and Principal Position(1)	Year(3)	Salary($)	Bonus($)	Compensation($)		($)(9)	($)(4)

John M. Belk	2005	283,550	—	57,412	(5)(6)	317,148	1,461,242
Chairman Emeritus	2004	803,000	776,176	122,925	(5)(6)	241,680	363,348
	2003	783,000	750,327	70,131	(5)	133,418	144,538

Thomas M. Belk, Jr.	2005	669,500	704,993	73,057	(6)	282,266	286,477
Chairman of the Board,	2004	591,000	456,835	71,248	(6)	120,840	183,356
Chief Executive Officer;	2003	576,000	441,622	—	(7)	66,710	19,101
Director

H. W. McKay Belk	2005	606,500	561,835	76,317	(6)	282,266	274,010
President, Chief	2004	591,000	456,835	68,549	(6)	120,840	183,390
Merchandising Officer;	2003	576,000	441,622	—	(7)	66,710	19,127
Director

John R. Belk	2005	606,500	561,835	77,081	(6)	282,266	264,925
President, Chief	2004	591,000	456,835	73,478	(6)	120,840	183,246
Operations Officer;	2003	576,000	441,622	—	(7)	66,710	19,149
Director

Ralph A. Pitts	2005	525,000	324,102	—	(7)	197,590	165,299
Executive Vice President,	2004	511,000	263,549	—	(7)	84,588	142,661
General Counsel and Secretary	2003	498,000	254,150	87,021	(8)	46,696	14,000

Mary R. Delk	2005	507,000	313,049	—	(7)	164,642	160,132
President, Merchandising	2004	498,000	225,861	—	(7)	30,210	135,376
and Marketing	2003	323,300	175,301	—	(7)	0	99,310

(1)	The principal position given for each of the Named Executive Officers is the principal position held as of January 29, 2005. John M. Belk retired as Chief Executive Officer, effective May 26, 2004. Effective May 26, 2004, Thomas M. Belk, Jr. was appointed Chief Executive Officer.
(2)	All amounts reflect compensation paid by BSS unless otherwise indicated.
(3)	Fiscal year 2005 is the year ended January 29, 2005. Fiscal year end 2004 is the year ended January 31, 2004. Fiscal year 2003 is the year ended February 1, 2003.
(4)	In fiscal year 2005, the Named Executive Officers received “All Other Compensation” of the following types and amounts: (i) life insurance bonus paid in the following amounts: Thomas M. Belk, Jr., $80,602; H.W. McKay Belk, $68,557; and John R. Belk, $59,472; (ii) contributions made under the Belk 401(k) Savings Plan (the “401(k) Plan”) and the Belk 401(k) Savings Restoration Plan in the following amounts: John M. Belk, $7,372; Thomas M. Belk, Jr., $15,879; H.W. McKay Belk, $15,457; John R. Belk, $15,457; Ralph A. Pitts, $15,443; and Mary R. Delk, $10,276; (iii) awards of stock under the Key Executive Share Grant Program in the following amounts as valued by an independent appraisal: John M. Belk, $605,668; Thomas M. Belk, Jr., $189,996; H. W. McKay Belk, $189,996; John R. Belk, $189,996; Ralph A. Pitts, $149,856; and Mary R. Delk, $149,856; (iv) benefits paid to John M. Belk under the Pension Plan in the amount of $36,982 and under the Supplemental Pension Plan in the amount of $83,801; and (v) amounts paid to John M. Belk under the terms of his consulting agreement in the amount of $727,419.
(5)	Reflects $52,925 in fiscal year 2005, $61,622 in fiscal year 2004 and $70,131 in fiscal year 2003, of above-market interest earned by Mr. Belk on compensation deferred in prior fiscal years pursuant to the Deferred Compensation Plan (as defined herein).

(6)	In fiscal year 2005, the dollar value of reportable perquisites and other personal benefits for each Named Executive Officer includes payment of Director’s fees of $1,500 for John M. Belk, $56,650 for Thomas M. Belk, Jr., $55,150 for H.W. McKay Belk and $57,150 for John R. Belk.
(7)	The dollar value of perquisites and other personal benefits for each Named Executive Officer was less than the established reporting thresholds.
(8)	Reflects amount reimbursed during the fiscal year 2003 for the payment of taxes in the amount of $87,021.
(9)	Reflects the appraised value of Class B shares awarded under the 2000 Incentive Stock Plan at the time they were awarded. The numbers of Class B shares awarded in fiscal year 2005 were as follows: 20,330 to John M. Belk, 18,094 each to Thomas M. Belk, Jr., H.W. McKay Belk and John R. Belk, 12,666 to Ralph A. Pitts and 10,554 to Mary R. Delk. The 2000 Incentive Stock Plan provides that executives can receive the full shares awarded or reduce the shares awarded for Federal and State income tax withholding requirements. Shares reduced for this income tax withholding option were 0 for John M. Belk, 5,871 for Thomas M. Belk, Jr., 5,871 for H.W. McKay Belk, 5,871 for John R. Belk, 4,110 for Ralph A. Pitts and 3,425 for Mary R. Delk.

Executive Long Term Incentive Plans

      Under the Belk, Inc. 2000 Incentive Stock Plan, the Compensation Committee may, in its discretion, grant awards of Class B Common Stock to key employees as equity incentives. No such awards for any calendar year may exceed 100,000 shares to any executive. The Board has established an Executive Long Term Incentive Plan for senior executives pursuant to which the Committee will make stock grants under the 2000 Incentive Stock Plan based upon the Company’s sales, normalized earnings before interest and taxes and return on invested capital as measured against predetermined targets over a three-year period. For the three years ended January 29, 2005, 107% of the cumulative target was achieved; accordingly, 107% of the maximum shares were awarded. Employees who receive performance share awards under this plan pay no monetary consideration.

      The number of shares issuable to the participant may be reduced to satisfy any income tax withholding. Shares reduced for this income tax withholding option were 0 for John M. Belk, 5,871 for Thomas M. Belk, Jr., 5,871 for H.W. McKay Belk, 5,871 for John R. Belk, 4,110 for Ralph A. Pitts and 3,425 for Mary R. Delk.

			Estimated Future Annual Payouts
			(# of shares)
	Number of	Performance
Name	Shares Awarded	Period	Threshold	Target	Maximum

John M. Belk	20,330	3 years	3,800	9,500	15,200
Thomas M. Belk, Jr.	18,094	3 years	11,400	28,500	45,600
H.W. McKay Belk	18,094	3 years	6,764	16,910	27,056
John R. Belk	18,094	3 years	6,764	16,910	27,056
Ralph A. Pitts	12,666	3 years	4,735	11,837	18,939
Mary R. Delk	10,554	3 years	4,735	11,837	18,939

Key Executive Share Grant Program

      Under the 2000 Incentive Stock Plan, the Board may, in its discretion grant awards of Class B Common Stock to key executives as equity incentives. No such awards for any calendar year may exceed 100,000 shares for any executive. Pursuant to the Plan, in May 2003, the Board established the Key Executive Share Grant Program as a retention incentive following the consolidation of merchandising and sales promotions functions. Certain key executives were granted a specified number of shares over a three-year period, subject to the executive being employed by the Company at each grant date. Thirty percent of the total award was issued in August 2003, thirty percent was issued in August 2004, and the remaining forty percent will be issued in August 2005. The number of shares issuable to the participant may be reduced to satisfy any income tax withholding. The total shares eligible for award for the Named Executive Officers in fiscal year 2005 were 54,320 for John M. Belk, 17,040 for Thomas M. Belk, Jr., 17,040 for H.W. McKay Belk, 17,040 for John R.

Belk, 13,440 for Ralph A. Pitts and 13,440 for Mary R. Delk. Shares reduced for the income tax withholding option were 0 for John M. Belk, 5,529 for Thomas M. Belk, Jr., 5,529 for H.W. McKay Belk, 0 for John R. Belk, 4,361 for Ralph A. Pitts and 4,361 for Mary R. Delk.

Options

      Although the 2000 Stock Incentive Plan authorizes the issuance of options, no options were granted to the Named Executive Officers in fiscal 2005. In addition, none of the Named Executive Officers hold options for the Company’s common stock.

Pension Plan

      The Company maintains a pension plan (the “Pension Plan”) that covers substantially all of the employees of the Company. Benefits are based primarily on years of service and the employees’ compensation, subject to limitations under the Code. The compensation covered by the Pension Plan for an employee will be an amount equal to (a) the total cash compensation paid to such employee by the Company through his payroll account during the plan year and reported on his Form W-2; plus (b) all elective pre-tax contributions made for him under any defined contribution plan sponsored by the Company; plus (c) all pre-tax medical premiums paid on his behalf under Section 125 of the Code; and excluding (d) all taxable fringe benefits reported on his Form W-2. The Company’s policy is to fund the Pension Plan to satisfy the requirements of the Employee Retirement Income Security Act of 1974 (“ERISA”). Generally, an employee is entitled upon retirement to annual payments for each year of service in accordance with a set formula comprised of both a basic benefit (specified dollar amount) and a supplemental benefit.

      Effective January 1, 2005 the pension formula was modified for service on or after that date for all employees. Under the old formula, benefits were based on a three year average earnings amount for each employee that the Board would update from time to time at its discretion. Under the new formula, the earnings will update automatically every four years for future accruals, but the accrual rate has also been reduced for future years. The benefit as of December 31, 2004 was updated under the earlier methodology prior to this change. In addition, disability benefits paid under the plan were modified so as not to duplicate benefits with other Belk programs.

      Current annual payments of $36,982 are made to John M. Belk, who has reached retirement age under the Pension Plan. The estimated annual benefits payable upon retirement at normal retirement age, based on current salary, under the new formula, for each Named Executive Officer as of January 29, 2005 are $125,556, $134,184, $142,152, $78,456 and $26,172 for Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk, Ralph A. Pitts and Mary R. Delk, respectively.

Supplemental Pension Plan

      The Company maintains a supplemental executive retirement plan (the “Supplemental Pension Plan”) that covered a select group of management and highly compensated employees (the “Covered Employees”). The following table sets forth estimated annual target benefits available upon retirement with regard to the Supplemental Pension Plan.

	Years of Service(1)

Remuneration	15	20	25	30	35

$300,000	$75,000	$112,500	$150,000	$187,500	$225,000
350,000	87,500	131,250	175,000	218,750	262,500
400,000	100,000	150,000	200,000	250,000	300,000
500,000	125,000	187,500	250,000	315,800	375,000
600,000	150,000	225,000	300,000	375,000	450,000
750,000	187,500	281,250	375,000	468,750	562,500
900,000	225,000	337,500	450,000	562,500	675,000

(1)	The compensation covered by the Supplemental Pension Plan includes base salary and any bonus received. For each of the Named Executive Officers, the current compensation covered by the Supplemental Pension Plan does not differ by more than 10% from the amount listed in the “Salary” column of the Summary Compensation table.

      The Supplemental Pension Plan was maintained primarily for the purpose of providing supplemental retirement benefits for the Covered Employees. The Covered Employees had a non-forfeitable right to receive a supplemental pension upon five years of service in the covered position. Generally, the amount of the supplemental pension to which a Covered Employee was entitled was an annual target amount computed in the form of a single life annuity equal to 2.5% of his Average Final Earnings for each year of service (in excess of five) up to a maximum of 35 years, reduced by any amounts received due to the Pension Plan and Primary Social Security Benefits. “Average Final Earnings” for purposes of the Supplemental Pension Plan was the average of the Covered Employee’s salary for the highest five years of the last ten years of credited service.

      Effective April 1, 2004, certain Covered Employees in the Supplemental Pension Plan were given the option to participate in the Belk, Inc. 2004 Supplemental Executive Retirement Plan (“2004 SERP”). To participate in the 2004 SERP, the participants were required to waive their benefits under the old plan. The 2004 SERP is a nonqualified defined contribution plan that provides an initial credit based on benefits accrued under the old formula and an annual contribution credit between 9% and 11% of eligible compensation. The account balance will earn interest at 6.5% for the plan year beginning April 1, 2004. All Named Executive Officers (other than John M. Belk) elected to participate in the 2004 SERP. The initial credits for 2004 SERP as of April 1, 2004 were as follows: Thomas M. Belk, Jr. $1,498,000, H.W. McKay Belk $1,247,000, John R. Belk $868,000, Ralph A. Pitts $321,000 and Mary R. Delk $0. For the fiscal year ended January 29, 2005, one third of the initial credit is vested.

401(k) Savings Plan

      All employees of BSS (including officers and Directors who are employees) may participate in the Belk 401(k) Savings Plan (the “Plan”) after one year of service (1,000 hours) with BSS. Participating employees may make pre-tax and after-tax contributions, subject to limitations under the Code, of a percentage (not to exceed 60%) of their total compensation and such amounts (and the earnings thereon) are fully vested at all times. Highly compensated employees are limited to 7% of compensation for their pretax contributions. As part of the Plan, the Company makes a 50% matching contribution of up to 6% of the participating employee’s annual contribution, which becomes fully vested (including earnings thereon) after three years of service or upon the employee’s death, total disability or retirement. Effective January 1, 2004, employees hired prior to that date who previously received contributions in excess of the current formula continued to receive those higher amounts except that all highly compensated associates in that group were reduced to the current formula. Any benefits lost by those highly compensated employees were restored in the Belk 401(k) Restoration Plan.

401(k) Restoration Plan

      Effective January 1, 2004, the Company established the Belk 401(k) Restoration Plan for highly compensated employees, as defined by ERISA. The Plan provides a contribution to participants’ account ranging from 2.0% to 4.5% of eligible compensation up to $210,000 for calendar year 2005. Additionally, participants in the 401(k) Restoration Plan can defer 25% of compensation in the 401(k) Restoration Plan. Participants can designate an investment option from several provided by the Plan. Plan benefit payments will be made in lump sum unless the participant has elected to receive annual installments over a five to ten year period. In the event of death or disability, the Company will pay the benefits in a lump sum, irrespective of the benefit payment election.

Deferred Compensation Plan

      The Company maintains a deferred compensation plan (the “Deferred Compensation Plan”). Certain members of senior management of the Company may participate in the Deferred Compensation Plan. Participants in the Deferred Compensation Plan may elect to defer a portion of their regular compensation subject to certain limitations prescribed by the Deferred Compensation Plan. Eligible employees may enroll in the Deferred Compensation Plan annually. The Company is required to pay interest on the participant’s deferred compensation. The historical rates vary from between 8% and 15% per annum.

Split-Dollar Life Insurance Agreements

      Effective December 29, 2003, the Company terminated the split-dollar life insurance agreement between the Company and John M. Belk. As a result of this termination, the Company was repaid the cumulative premiums advanced in the amount of $602,683. Effective April 7, 2004, the Company terminated the split-dollar life insurance agreements between the Company and Thomas M. Belk, Jr., H.W. McKay Belk and John R. Belk. The Company was repaid the cumulative premiums advanced in the amount of $864,930. No premium payments were made by the Company in connection with these arrangements after July 30, 2002, the date of the Sarbanes-Oxley Act.

Equity Compensation Plan Information

      The following table provides information as of April 1, 2005, concerning shares of the Class B Common Stock authorized for issuance under the Company’s existing equity compensation plan. Stockholders have approved the Belk, Inc. 2000 Incentive Stock Plan.

Number of Securities
Remaining Available for
	Number of Securities to		Future Issuance Under
	be Issued Upon	Weighted-Average	Equity Compensation
	Exercise of Outstanding	Exercise Price of	Plans (Excluding
	Options, Warrants and	Outstanding Options,	Securities Reflected in
Plan category	Rights	Warrants and Rights	Column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	N/A	2,009,572 (1)
Equity compensation plans not approved by security holders	—	N/A	—
Total	—		2,009,572

(1)	Represents the number of securities available for issuance under the 2000 Stock Incentive Plan including the number of securities subject to grants of Class B Common Stock. The 2000 Stock Incentive Plan authorizes the issuance of stock options and stock appreciation rights (“SARs”). To date, the Company has not granted stock options or SARs under the plan.

Noncompetition Agreements, Employment Agreements and Change of Control Agreements

      The Company does not have any noncompetition agreements, employment agreements or change of control agreements with any of the Named Executive Officers. Effective May 26, 2004, the Company entered into a five-year consulting arrangement with John M. Belk in connection with his retirement as an officer and Director of the Company. Under the arrangement, Mr. Belk will receive an annual consulting fee of $500,00 plus an amount sufficient to cover on an after tax basis the premium on the life insurance policy formerly subject to a split dollar insurance arrangement between the Company and Mr. Belk. In fiscal year 2005, Mr. Belk received a consulting fee of $441,667 and $257,000 to cover the after tax costs of his life insurance. Mr. Belk was also awarded gifts in appreciation for his many years of dedicated service. The fair market value of these gifts was $28,752. The Company also vested Mr. Belk in the remaining stock awards of 54,320 shares due Mr. Belk under the Key Executive Share Grant Program. The Company acquired, on June 14, 2004 at a price established by an independent appraisal, 650,000 shares of the Company’s common stock owned by Davidson College, which was gifted to the college by Mr. Belk in 2004.

Executive Officers

			Executive
Name	Age	Position	Officer Since

Mary R. Delk	55	President, Merchandising and Marketing	2002
Ralph A. Pitts	51	Executive Vice President, General Counsel and Secretary	1998
Brian T. Marley	48	Executive Vice President and Chief Financial Officer	2000
Edward J. Record	37	Senior Vice President of Finance and Controller	2002

      The executive officers set forth above are in addition to those executive officers who also serve as Directors of the Company. See “Management of the Company — Directors.”

      Mary R. Delk. Mrs. Delk has served as President, Merchandising and Marketing of the Company’s Merchandising Division since June 2002. From 1999 to 2002, she was a managing partner in the retail practice of Andersen Business Consulting, and from 1994 to 1999 was a partner with the Senn-Delaney unit of Arthur Andersen LLP. Prior to that time, she held the positions of Senior Vice President and General Merchandise Manager of Accessory Lady and Vice President and General Merchandise Manager of Montgomery Ward.

      Ralph A. Pitts. Mr. Pitts has served as Executive Vice President, General Counsel and Secretary for the Company since May 1998. Mr. Pitts has been Executive Vice President and General Counsel of BSS since 1995. From 1985 to 1995, he was a partner in the law firm of King & Spalding LLP in Atlanta, Georgia. Mr. Pitts is Chairman of the Board of Trustees of Central Piedmont Community College, President-Elect of the Mecklenburg County Council of the Boy Scouts of America and a member of the Charlotte Board of Advisors of Wachovia Bank.

      Brian T. Marley. Mr. Marley has served as Executive Vice President and Chief Financial Officer for the Company since December 2000. From 1993 to 2000, he was a partner in the accounting firm of KPMG LLP. He is Chairman of the Board of Directors of Belk National Bank and also serves on the Boards of Directors of Apex Analytix, Inc. and the North Carolina Zoological Society.

      Edward J. Record. Mr. Record has served as Senior Vice President and Controller of the Company since June 2002 and was named Senior Vice President of Finance and Controller in April 2005. From May 2002 until June 2002, Mr. Record served as Vice President of Finance and Controller for the Filene’s division of The May Company and from 1998 until 2002 held the same position for the Kaufman’s division.

Report of the Compensation Committee

General

      On August 25, 2004, the Board of Directors established a Compensation Committee composed entirely of independent Directors. The Committee had its initial meeting on November 11, 2004 to review the Company’s compensation plans and policies. The Committee met again on March 15, 2005 to review and approve senior executive compensation for the fiscal year ended January 29, 2005 and to approve plans and set performance targets for the current year.

      The Committee’s compensation philosophy is a “pay for performance” model designed to attract and retain highly qualified executives and to align their financial interests with those of the Company’s stockholders. The Committee’s specific objectives in determining compensation are (1) to provide appropriate incentives designed to assist in assuring that the Company achieves its revenue and earnings objectives; (2) to ensure that the Company is able to attract and retain loyal, high quality management; and (3) to increase stockholder value. The Committee believes that executive pay should correlate to the level of responsibility and performance of the executive on an individual basis.

      Annual executive compensation for the fiscal year ending January 29, 2005 was comprised of a base salary, a possible cash incentive bonus and a possible grant of shares of Belk, Inc. Class B Common Stock under a long term equity incentive plan. Executive compensation for certain executives, including the Named Executive Officers, also included for the fiscal year ending January 29, 2005, a partial grant of shares of Belk, Inc. Class B Common Stock awarded under the Key Executive Share Grant Program. The base salary for each executive is intended to reflect the scope of responsibilities and duties of that executive on an annual basis. Annual base salary adjustments are based upon performance measured against the accomplishment of individual goals. Payment of the cash annual incentive bonus is determined by the Company’s sales and earnings performance measured against predetermined budgetary targets. The cash bonus is computed as a percentage of the executive’s base salary determined by the extent to which the Company achieves those goals. The grant of shares under the equity long term incentive plan is determined by the Company’s sales and earnings performance over a three-year period against predetermined targets with a threshold trigger based upon the Company’s overall return on invested capital. The grant of shares under the Key Executive Share Grant Program represented thirty percent of the total shares awarded as a retention incentive following the consolidation of the Company’s merchandising and marketing functions in 2002. The annual salary of, bonus earned by, and shares granted to each of the Named Executive Officers for the fiscal year ending January 29, 2005, is reflected in the Summary Compensation Table and notes thereto.

Chief Executive Officer Compensation

      John M. Belk served as Chairman and Chief Executive Officer of the Company from the date of its formation in May 1998, until his retirement on May 26, 2004. Thomas M. Belk, Jr. (referred to below as “Mr. Belk”) was appointed Chairman and Chief Executive Officer effective May 26, 2004.

      During the fiscal year ending January 29, 2005, the Company recorded the highest sales volume in its history, resulting from an 8% increase in total sales over the prior year and a 4.2% increase in comparable store sales. The Company also experienced record profitability with net income of $124.1 million, which represented an increase of approximately 11.3% over the prior year. In addition, the Company opened 14 new stores and increased its overall retail square footage by approximately 4.0%. Mr. Belk provided strong leadership to the Company during a period of management transition and continued the Company’s trend of delivering strong financial results established under John M. Belk.

      Mr. Belk does not have an employment agreement with the Company. His compensation for the fiscal year ending January 29, 2005, followed the model outlined above and reflected his increased responsibilities. He received a base salary for the full year of $669,500, with a cash incentive bonus of $704,993 based upon the Company’s sales and earnings. Mr. Belk received grants of 18,094 shares of Belk, Inc. Class B Common Stock under the Company’s long term equity incentive plan and 17,040 shares of Belk, Inc. Class B Common Stock under the Key Executive Share Grant Program. Mr. Belk received additional compensation in the form of Director’s fees and a life insurance bonus paid by the Company.

      Section 162(m) of the Code limits the tax deductibility of compensation in excess of $1 million paid to the Named Executive Officers unless the payments are made under a performance based plan as defined in Section 162(m) of the Code. The Company believes that, with the exception of compensation paid to Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Ralph A. Pitts in excess of $1 million, the payments to Thomas M. Belk, Jr. and the other Named Executive Officers earned during the fiscal year ending January 29, 2005, meet the requirements of deductibility as specified in the Code. While the Committee recognizes that a portion of the compensation paid to certain Named Executive Officers exceeds the deductibility limits under the Code, the Committee believes such compensation to be appropriate and intends to continue to compensate the Named Executive Officers in such a manner that maximizes the allowable deductions while providing executive compensation that will reward strong financial performance and remain competitive in the industry.

Benefits

      Benefits offered to key executives serve a different purpose than do other elements of total compensation. In general, they are designed to provide a safety net of protection against financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement incomes based on years of service with the Company. Benefits offered to key executives are largely those offered to the general employee population, with some variation, primarily to promote tax efficiency and replacement of benefit opportunities lost due to regulatory limits.

Conclusion

      The Company intends to continue to operate under, and to adjust as necessary, its compensation policies and practices to assure that they are consistent with the goals and objectives of the Company, with the primary mission of increasing long term stockholder value.

J. Kirk Glenn, Jr., Chairman
John A. Kuhne
Elizabeth Valk Long

Compensation Committee Interlocks and Insider Participation

      The Board of Directors established a Compensation Committee in August 2004. Prior to that time, compensation policies were determined by the Board of Directors of BSS and reviewed by the Directors of the Company. Several of the members of the Board of Directors of BSS who participated in discussions regarding executive compensation for fiscal year 2005 have relationships with the Company and its subsidiaries in addition to their service as members of the Board of Directors of BSS. The following officers of the Company participated in deliberations of the Board of Directors of BSS concerning executive officer compensation:

      Thomas M. Belk, Jr. is Chairman of the Board and Chief Executive Officer of the Company. Mr. Belk is also Chairman of the Board and Chief Executive Officer of BSS.

      H.W. McKay Belk is President and Chief Merchandising Officer of the Company. Mr. Belk is also President and Chief Merchandising Officer of BSS.

      John R. Belk is President and Chief Operating Officer of the Company. Mr. Belk is also President and Chief Operating Officer of BSS.

Shareholder Return Performance Graph

      Neither the Class A Common Stock nor the Class B Common Stock was traded on a public market during any part of fiscal year 2005. Accordingly, the stock performance graph has been omitted.

Certain Transactions

Indebtedness of Management

      In October 2001, the Company extended loans to Thomas M. Belk, Jr., H.W. McKay Belk and John R. Belk in the principal amounts of $2.5 million, $2.5 million and $2.0 million, respectively. In February 2002, the loan to John R. Belk was increased to $2.5 million. The loans were made for the purpose of refinancing debt incurred in connection with the acquisition of the Company’s stock and for personal purposes. The loans are secured with pledges of the Company’s stock and are scheduled to be repaid in equal annual installments of $500,000, plus interest, in cash or in Company stock over a five-year period beginning on January 3, 2003.

      On January 3, 2003, January 3, 2004 and January 3, 2005, repayments of the principal amount of $500,000 were made on each loan in the form of Company stock. The value of the Company stock used for loan repayment was determined by an independent valuation. The 2003 interest accrued on the loans to Thomas M. Belk, Jr. and H. W. McKay Belk were also repaid in Company stock, and the interest accrued on the loan to John R. Belk was paid in cash. The 2004 interest accrued on the loan to John R. Belk was repaid in Company stock, and the interest accrued on the loans to Thomas M. Belk, Jr. and H. W. McKay Belk were paid in cash. The 2005 interest accrued on the loans to all three executives were paid in cash. The loans bear interest at LIBOR plus 150 basis points. As of April 1, 2005, the outstanding principal amount of each loan was $1 million. Thomas M. Belk, Jr., H.W. McKay Belk and John R. Belk are executive officers and Directors of the Company.

      The Sarbanes-Oxley Act of 2002 prohibits extensions of credit to executive officers and Directors and the “material modification” of any term of a loan that was extended before July 30, 2002. The Company entered into these loans before July 30, 2002, the date the Sarbanes-Oxley Act of 2002 was enacted. Since that time, the Company has not made any new extensions of credit to executive officers or Directors nor materially modified the terms of any existing loans.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers, Directors and persons who own more than ten percent of the Common Stock to file certain reports with respect to each such person’s beneficial ownership of the Common Stock, including statements of changes in beneficial ownership on Form 4. In addition, Item 405 of Regulation S-K requires the Company to identify in its Proxy Statement each reporting person who failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto, to the Company’s knowledge, all required filings were made on a timely basis.

SELECTION OF INDEPENDENT AUDITORS

      KPMG LLP served as the independent auditor of the Company for the fiscal year ended January 29, 2005. One or more representatives of KPMG LLP will be present at the meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions. The Audit Committee has not selected the Company’s independent auditors for fiscal year 2006, but intends to do so after the date of this Proxy Statement.

Summary of Fees to Independent Auditors

      Aggregate fees billed to the Company for fiscal years 2005 and 2004 by KPMG LLP were:

	Fiscal Year

	2005	2004

Audit Fees(a)	$850,500	$303,700
Audit-Related Fees(b)	30,000	28,000
Tax Fees(c)	26,700	60,700
All Other Fees(d)	63,000	0

(a)	For fiscal year 2005, includes fees for the audit of the Company’s annual financial statements, the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q, the audit of the annual financial statements of Belk National Bank, the attestation to the Company’s report on internal controls and additional audit services related to other issues. For fiscal year 2004, includes fees for the audit of the Company’s annual financial statements, the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q, the audit of the annual financial statements of Belk National Bank and additional audit services related to other issues.
(b)	Includes fees for audit-related services, including audits of the Company’s employee benefits plans and related accounting advice.
(c)	Includes fees for tax services, including review of the Company’s tax returns and advice on tax compliance and planning.
(d)	Includes fees for services related to the Company’s assessment of internal controls pursuant to the Sarbanes-Oxley Act of 2002.

Audit Committee Pre-Approval Policies and Procedures

      The Company’s Board of Directors has adopted a pre-approval policy which requires the Audit Committee to pre-approve audit and permitted non-audit services to be rendered by the Company’s independent accountants. The Audit Committee is authorized to designate one of its members to pre-approve such services, provided that the issue is then presented to the full Committee at its next meeting. All of the services described above were approved by the Audit Committee pursuant to this policy.

ANNUAL REPORT TO STOCKHOLDERS

      The Annual Report of the Company for the year ended January 29, 2005 accompanies this Proxy Statement.

ANNUAL REPORT ON FORM 10-K

      The Company will provide copies of its Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission, to eligible stockholders upon request at no cost to such stockholders. The Company will also provide copies of the exhibits to the Annual Report on Form 10-K to eligible stockholders upon request, for which the Company may impose a reasonable fee. Requests for copies of either the Annual Report on Form 10-K or the exhibits thereto should be mailed to:

Belk, Inc.
2801 West Tyvola Road
Charlotte, North Carolina 28217
Attention:	Ralph A. Pitts, Executive Vice President,
General Counsel and Secretary

STOCKHOLDER PROPOSALS

      Any stockholder proposals intended to be presented at the Company’s 2006 Annual Meeting of Stockholders in accordance with Rule 14a-8 of the Securities Exchange Act must be received by the Company no later than December 20, 2005 in order to be considered for inclusion in the Proxy Statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

      Stockholder proposals brought before the Company’s 2006 Annual Meeting of Stockholders other than in accordance with Rule 14a-8 must satisfy the requirements of the Company’s Certificate of Incorporation. To be timely, written notice of such proposal must be given to the Secretary of the Company not less than 60, nor more than 90 days prior to the meeting, unless less than 70 days’ notice of the meeting is provided to stockholders, in which case notice must be received by the Secretary no later than ten days after the date notice of the meeting is mailed or publicly disclosed by the Company. The notice must address the specific information set forth in the Certificate of Incorporation.

      The Company shall retain discretion to vote proxies on a proposal filed within the above deadlines provided (1) the Company includes advice on the nature of the proposal and how the Company intends to exercise its voting discretion in the Proxy Statement and (2) the proponent of such proposal does not issue a proxy statement.

HOUSEHOLDING

      As permitted by the Exchange Act, only one copy of this Proxy Statement is being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of the Proxy Statement. Upon oral or written request, the Company will promptly deliver a separate copy of the Proxy Statement to any stockholder residing at an address to which only one copy was mailed. Stockholders residing at the same address and currently receiving only one copy of the Proxy Statement may contact the Company to request multiple copies in the future, and stockholders residing at the same address and currently receiving multiple copies of the Proxy Statement may contact the Company to request a single copy in the future. All such requests should be sent to:

Belk, Inc.
2801 West Tyvola Road
Charlotte, North Carolina 28217
Attention:	Ralph A. Pitts, Executive Vice President,
General Counsel and Secretary
Telephone:	704-357-1000

OTHER MATTERS

      The Board knows of no other matters to be brought before the meeting.

EXPENSES OF SOLICITATION

      The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, facsimile or mail by one or more employees of the Company. The Company also will reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of the Company’s Common Stock.

By Order of the Board of Directors,

Ralph A. Pitts
Executive Vice President,
General Counsel and Secretary

Charlotte, North Carolina

April 19, 2005

PROXY	PROXY

BELK, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS ON MAY 25, 2005

     The undersigned hereby appoints Thomas M. Belk, Jr., H.W. McKay Belk and John R. Belk, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of stock of Belk, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on Wednesday, May 25, 2005, at 11:00 a.m., local time, at 2801 West Tyvola Road, Charlotte, North Carolina 28217, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

(1)	To elect three Directors to terms expiring at the 2008 Annual Meeting of Stockholders.

☐	FOR all nominees listed (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed

Thomas M. Belk, Jr.
J. Kirk Glenn, Jr.
John L. Townsend, III

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST ABOVE.)

(2)	To approve the material terms of the performance goals under the Annual Incentive Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN

(3)	To approve the material terms of the performance goals under the Executive Long Term Incentive Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED ABOVE.

                    , 2005

Please sign exactly as your name or names appear hereon. Where more than one owner is shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.